EXHIBIT 10.2
November, 2005
ANADARKO PETROLEUM CORPORATION
EXECUTIVE
1999 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
(Seven-Year Term)
     1. To the extent that the right to exercise Options has accrued hereunder, the Options, or any part thereof, may be exercised in whole or in part by filing a written notice with the Corporate Secretary of the Company at its corporate headquarters. Such notice shall be in the form specified by the Committee. If no form has been specified, such notice shall specify the number of Options that the Participant wants to exercise and the method of exercise. Payments of all amounts due shall be made by check payable to the Company. Except as otherwise provided by the Committee before an Option is exercised: (i) all or a portion of the Exercise Price may be paid by delivery of Mature Shares having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. No Shares shall be issued or delivered until full payment therefor has been made.
     2. The Options may not be exercised unless the Participant is at the time of such exercise an employee of the Company, or an Affiliate, and shall have been continuously employed by the Company, or an Affiliate, since the date the Options were granted; provided, however, that the Options shall be exercisable following the termination of the Participant’s employment during the term of the Options as provided in sections (i) through (v) below. Options, which are not and do not become exercisable at the time of the Participants termination of employment shall, coincident therewith, terminate and be of no further force or effect.
          (i) Retirement. If the Participant shall cease to be an employee of the Company, or an Affiliate, by reason of retirement pursuant to a pension or retirement plan of the Company, or of a subsidiary, the Participant (or, in the event of Participant’s death, the Participant’s legal representative) may, within a period of not more than thirty-six (36) months after the date of cessation of employment, exercise the Options if and to the extent they were exercisable on the date of cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
          (ii) Death or Disability of Participant. In the event of the death of the Participant while an active employee of the Company, or an Affiliate, or if the Participant shall cease to be an employee of the Company, or an Affiliate, by reason of total disability, as defined in the Company’s Disability Plan, any outstanding Options granted to the

Participant shall vest and be immediately exercisable with respect to all or any part of the Options which remain unexercised. In the event of the death of the Participant, the Participant’s legal representative or other person or persons to whom the Participant’s rights under the Options shall pass by the Participant’s will or the laws of descent and distribution, may, within a period of not more than twelve (12) months after the date of death, exercise the Options. In the event of the total disability of the Participant, the Participant (or, in the event of Participant’s death, the Participant’s legal representative) may, within a period of not more than thirty-six (36) months after the date of cessation of employment, exercise the Options. In no event may the Options be exercised more than seven (7) years from the date of grant.
          (iii) Termination Without Cause. If the Participant’s employment with the Company, or an Affiliate, is terminated by the Company or an Affiliate due to a reduction in force, job abolishment, or at the convenience of the Company, or an Affiliate as determined by the Committee, the Participant (or, in the event of the Participant’s death, the Participant’s legal representative) may, within a period of not more than three (3) months after such cessation of employment, exercise the Options if and to the extent they were exercisable at the date of such cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
          (iv) Termination following Change of Control. If the Participant’s employment with the Company, or an Affiliate, is terminated following Change of Control and the Participant received a benefit under the Key Employee Change of Control Contract or the Change of Control Severance Pay Plan, the Participant (or, in the event of the Participant’s death, the Participant’s legal representative) may, within a period of not more than three (3) months after such cessation of employment, exercise the Options if and to the extent they were exercisable at the date of such cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
          (v) Voluntary Termination. If the Participant voluntarily terminates his or her employment with the Company, or an Affiliate, the Participant (or, in the event of the Participant’s death, the Participant’s legal representative) may, within a period of not more than three (3) months after such cessation of employment, exercise the Options if and to the extent they were exercisable at the date of such cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
Notwithstanding anything to the contrary, if the Participant is terminated by the Company, or an Affiliate, as provided in (iii), (iv) and (v) above and the Participant qualifies for retirement under the Company’s retirement plan, the Participant shall be deemed to have terminated because of retirement.
The Committee may, under unusual circumstances and pursuant to the Plan, accelerate the time at which Options may be exercised.
     3. The Options granted hereunder are not transferable by the Participant except by will or the laws of descent and distribution. Options are exercisable, during the Participant’s lifetime, only by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Options, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Options or any right or privilege conferred hereby, the Options and the right and privilege conferred hereby shall immediately become null and void.
     4. The Options may be adjusted or required to be surrendered pursuant to the provisions of the 1999 Stock Incentive Plan.
     5. The Participant shall have no rights as a stockholder with respect to any Shares subject to the Options prior to the date of issuance to the Participant of a certificate or certificates for such Shares.
     6. The Participant shall be considered to be in the employment of the Company, or an Affiliate, as long as the Participant remains an employee of either the Company, or an Affiliate, or a corporation or a parent or subsidiary of a corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined either by the Committee or the Board of Directors of the employing corporation, and its determination shall be final. Nothing herein contained shall confer upon the Participant any right with respect to continuance of employment by the Company, or an Affiliate, or interfere in any way with the right of the Company, or an Affiliate, to terminate the Participant’s service, responsibilities, duties and authority to represent the Company or such Affiliate at any time, in its sole discretion and with or without cause subject to applicable law.
     7. If at any time the Company shall determine in its discretion that the listing or qualification of Shares subject hereto under any securities exchange requirements or under any applicable state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the issue of Shares hereunder, the Options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     8. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of Shares which the Participant already owns, or to which the Participant is otherwise entitled to under the Plan.
     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, but neither this Agreement nor any rights hereunder shall be assignable by the Participant except as specifically provided for herein.
     10. Unless otherwise specifically defined herein, each term used herein which is defined in the 1999 Stock Incentive Plan shall have the meaning assigned such term in the 1999

Stock Incentive Plan.
     11. This Agreement may be amended by agreement of the Participant and the Company, without the consent of any other person.
     12. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas.

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